ANCHOR SERIES TRUST
SHAREHOLDER INFORMATION (unaudited)


Supplemental Proxy Information: A
Special Meeting of the Shareholders
 of the Anchor Series Trust Portfolio's
 was held on December 30, 1998.
  Each of the applicable Portfolio
voted in favor of adopting the
following proposals, therefore,
 the results are aggregated for
 the Portfolio unless
otherwise specified.

1. To elect a slate of four
members to the Board of
 Trustees to hold
 office until their successors
 are duly elected and qualified.

Votes in		Votes
Favor of	  Abstained

S.JamesCoppersmith 157,102,377  6,574,833
SamuelM.Eisenstat..157,102,377  6,574,833
StephenJ.Gutman...157,102,377   6,574,833
Peter A. Harbeck..157,102,377   6,574,833

2.To approve a new investment advisory
 and management agreement between
Anchor Series Trust, on behalf of
 each Portfolio thereof  and SunAmerica
 Asset Management Corp. (SAAMCo), the
 terms of which are identical in
 all material respects to the
existing investment
and management agreement.
Votes in	Votes           Votes
Favor of	Against	   Abstained

152,480,699	4,066,082    7,130,437

3. To approve a new subadvisory
4. agreement, the terms of which
are identical in all material
 respects to the existing
       subadvisory agreement
with respect to each Portfolio
 between SAAMCo and Wellington Management
 Company, LLP.
Votes in	Votes        Votes
Favor of	Against  Abstained

151,832,125	 4,087,376  7,757,693


4. To approve changing the
5.  fundamental investment
6.  restriction relating to:

(a) concentration of
 investments in gold
-related industries
 (Natural Resources only).
	Votes in	Votes 	Votes
  Favor of	Against	Abstained

144,511,238	     6,229,582   12,936,371


(b) the ability to engage
in borrowing transactions.


Votes in	Votes 	Votes
Favor of	Against	Abstained

143,336,187	   10,111,865 10,229,141

(c) the ability to engage
 in lending transactions.


Votes in	Votes     Votes
Favor of	Against  Abstained

44,011,568	9,650,861  10,014,766




7. To ratify the selection of
independent accountants.


Votes in	  Votes 	 Votes
Favor of	Against	Abstained

152,872,781	  4,013,918 6,790,491